                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              CANTEL MEDICAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                              CANTEL MEDICAL CORP.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------


4)   Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount previously paid:

--------------------------------------------------------------------------------


2)   Form, schedule or registration statement No.:

--------------------------------------------------------------------------------


3)   Filing party:

--------------------------------------------------------------------------------

4)   Date filed:
                ----------------------------------------------------------------

                              CANTEL MEDICAL CORP.
                                 150 CLOVE ROAD
                             LITTLE FALLS, NJ 07424

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 29, 2002

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CANTEL MEDICAL CORP., will be held at The Harmonie Club, 4 East 60th Street, New York, New York on Wednesday, May 29, 2002 at 2:00 p.m., eastern time, for the following purposes:

            1. To elect three directors to serve a term of three years. (Proposal 1)

            2. To amend the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock from 12,000,000 to 20,000,000 shares. (Proposal 2)

            3. To act on any other matters that may properly be brought before the Meeting or any adjournment or postponement of the Meeting.

            Only stockholders of record at the close of business on May 2, 2002 are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2001 is being mailed to stockholders together with the mailing of this proxy statement and the enclosed proxy.

            You are cordially invited to attend the Meeting. Whether or not you plan to attend, please act promptly to vote your shares on the proposals described above. You may vote your shares by completing, signing, and dating the enclosed proxy card and returning it as promptly as possible in the enclosed postage-paid envelope. You may revoke your proxy in the manner described in this proxy statement at any time before it has been voted at the Meeting.

            If you attend the Meeting, you may revoke your prior proxy and vote your shares in person if you wish.

                                          By order of the Board of Directors


                                          Darwin C. Dornbush
                                          Secretary

Little Falls, New Jersey
May 3, 2002

                              CANTEL MEDICAL CORP.
                                 150 CLOVE ROAD
                             LITTLE FALLS, NJ 07424

                                 PROXY STATEMENT

            The enclosed proxy is solicited by the Board of Directors of Cantel Medical Corp. for use at the Annual Meeting of Stockholders to be held on Wednesday, May 29, 2002 at 2:00 p.m., eastern time, at The Harmonie Club, 4 East 60th Street, New York, New York, and at any and all adjournments or postponements thereof. This Proxy Statement and form of proxy are being mailed to stockholders on or about May 3, 2002.

            As of May 2, 2002, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were [6,097,549] outstanding shares of Common Stock, which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon.

            Properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the election of each of the three management nominees for election as directors and in favor of the other proposals described herein.

            The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board know of any other matters which may come before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

            IT IS DESIRABLE THAT AS LARGE A PERCENTAGE AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. ANY PROXY GIVEN PURSUANT TO THIS SOLICITATION MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE AT THE MEETING, BY DELIVERY TO THE SECRETARY OF THE COMPANY OF A WRITTEN NOTICE OF REVOCATION, BY SUBMISSION OF A LATER DATED AND PROPERLY EXECUTED PROXY, OR BY VOTING IN PERSON AT THE MEETING. ATTENDANCE AT THE MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE A REVOCATION OF A PROXY.

            Only stockholders of record at the close of business on May 2, 2002 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

            The Company's by-laws provide that stockholders holding one-third of the shares of Common Stock entitled to vote shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of a majority of all the outstanding shares of Common Stock entitled to vote is necessary for the approval of Proposal 2. Votes at the Annual Meeting will be tabulated by an independent inspector of election appointed by the Company or the Company's transfer agent.

            As the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and "broker non-votes" will have no effect on the outcome of such election. As the affirmative vote of a majority of all of the issued and outstanding shares of Common Stock is required for the approval of Proposal 2, abstentions and "broker non-votes" will have the same effect as negative votes.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

GENERAL

            Three directors of the Company are to be elected at the Annual Meeting to serve a three-year term expiring at the 2004 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Management has nominated Charles M. Diker, Alan J. Hirschfield and Bruce Slovin for election as directors. Unless authority to vote for the election of management's nominees is withheld, the enclosed proxy will be voted for the election of said nominees. Each of the nominees currently serves as a director of the Company, and has consented to be named a nominee in the Proxy Statement and to continue serving as a director if elected. While management has no reason to believe that any of the nominees will not be available as a candidate, should such situation arise, proxies given to management will be voted for the election of another person as a director.

NOMINEES FOR DIRECTORS


  TERMS EXPIRING AT 2004                                                                          DIRECTOR
  ANNUAL MEETING OF STOCKHOLDERS                                             AGE                    SINCE
  ------------------------------                                             ---                    -----
Charles M. Diker
  Chairman of the Board of the Company and Private
  Investor .................................................                  67                    1985

Alan J. Hirschfield
  Vice Chairman of the Board of the Company,
  Private Investor and Consultant ..........................                  66                    1986

Bruce Slovin
  Retired President of McAndrews & Forbes Holdings
  Inc. and Retired President of Revlon Group, Inc. .........                  66                    1986

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE


TERMS EXPIRING AT 2003                                                                             DIRECTOR
ANNUAL MEETING OF STOCKHOLDERS                                                AGE                   SINCE
----------------------------------------                                      ---                   -----
Darwin C. Dornbush, Esq.
   Partner in the law firm of Dornbush Mensch
   Mandelstam & Schaeffer, LLP ........................................       72                    1963

Morris W. Offit .......................................................       65                    1986

John W. Rowe, M.D.
   Chairman, President and CEO of Aetna U.S. Healthcare ...............       57                    1998


TERMS EXPIRING AT 2002
ANNUAL MEETING OF STOCKHOLDERS
------------------------------
James P. Reilly
   President and Chief Executive Officer of
   the Company ........................................................       61                    1989

Robert L. Barbanell
   President of Robert L. Barbanell Associates, Inc. ..................       71                    1994

Joseph M. Cohen
   Chairman of JM Cohen & Co., L.L.C. .................................       64                    2000

Fred Shapiro, M.D.
   Retired Physician ..................................................       67                    2001


BUSINESS EXPERIENCE OF DIRECTORS

            Mr. Diker has served as Chairman of the Board of the Company since April 1986. He currently acts as an investment adviser. Mr. Diker is also a director of International Specialty Products (NYSE), a specialty chemical company and Chyron Corporation (OTC), a supplier of graphics for the television industry.

            Mr. Hirschfield has served as Vice Chairman of the Board of the Company since January 1988. He is currently a private investor and consultant. From July 1992 to February 2000, Mr. Hirschfield served as Co-Chairman and Co-Chief Executive Officer of Data Broadcasting Corp. (NASDAQ), a communication services and technology company. Mr. Hirschfield is also a director of Interactive Data Corp. (formerly Data Broadcasting Corp.) as well as Chyron Corporation (OTC), a supplier of graphics for the television industry and J NET Enterprises, Inc. (NYSE), an internet venture investor and incubator company.

            Mr. Barbanell has served as President of Robert L. Barbanell Associates, Inc., a financial consulting company, since July 1994. Mr. Barbanell is also Chairman of the Board and a director of Pride International, Inc.
(NYSE), an oil drilling contractor, and a director of Blue Dolphin Energy Company (NASDAQ), an oil and gas company.

            Mr. Cohen has served as Chairman of JM Cohen & Co., L.L.C., a family investment group, since February 2000. From July 1998 until February 2000, Mr. Cohen was Chairman of SG Cowen Securities Corp., a securities firm. From June 1967 until July 1998, Mr. Cohen was Managing Partner and Chairman of Cowen & Company, a research and investment banking firm.

            Mr. Dornbush has served as Secretary of the Company since July 1990. He has been a partner in the law firm of Dornbush Mensch Mandelstam & Schaeffer, LLP, which has been general counsel to the Company for more than the past five years. Mr. Dornbush is also a director of Benihana, Inc. (NASDAQ), a company which operates Japanese restaurants.

            Mr. Offit has served as Chief Executive Officer of Offitbank (a Wachovia company), a limited purpose trust company chartered by the New York State Banking Department, since July 1990. Mr. Offit is a Trustee of Johns Hopkins University where he served as Chairman of the Board of Trustees from 1990 through 1996.

            Mr. Reilly has served as President and Chief Executive Officer of the Company since June 1989. Mr. Reilly is a certified public accountant.

            Dr. Rowe has served as Chairman, President and CEO of Aetna US Healthcare since September 2000. From July 1998 until September 2000, Dr. Rowe was President and Chief Executive Officer of Mount Sinai NYU Health. From July 1988 until July 1998, Dr. Rowe was President of the Mount Sinai Hospital. From July 1988 until July 1999, Dr. Rowe was President of the Mount Sinai School of Medicine. He also serves as a Professor of Medicine and of Geriatrics at the Mount Sinai School of Medicine.

            Dr. Shapiro served as a consultant to Hennepin Faculty Associates, a non-profit organization involved in medical education, research and patient care, from July 1995 to June 1999, President of Hennepin Faculty Associates from January 1984 to June 1995, and Medical Director of the Regional Kidney Disease Program from July 1966 to January 1984. He has also been a Professor of Medicine at the Hennepin County Medical Center and the University of Minnesota from July 1976 to the present. Prior to the merger with Cantel, Dr. Shapiro served as a director of Minntech since 1982.

            Mr. Slovin served as President and a director of MacAndrews & Forbes Holdings Inc. and Revlon Group, Inc., privately held industrial holding companies, from 1985 until December 2000. Mr. Slovin is a director of M&F Worldwide Corp. (NYSE), a manufacturer of licorice extract and flavorings, and a manufacturer and supplier of movie cameras and similar technologies for the feature film industry.

COMMITTEES AND MEETINGS

            The Company has an Audit Committee of the Board of Directors consisting of Messrs. Barbanell (Chairman), Offit and Slovin, all of whom have been determined by the Board of Directors to be independent (as independence is defined under the NASDAQ listing standards). All the members of the audit committee are financially literate, and at least one member has accounting and financial management expertise. The primary functions of the Audit Committee are to recommend the appointment of the Company's independent auditors, to review the overall scope of the audit, the Company's financial statements and the independent auditors' report, and to meet with the Company's financial management and its independent auditors to satisfy itself of the adequacy of the Company's internal controls. The full Audit Committee held two meetings during fiscal 2001 at which all members of the committee were present. The chairman of the Audit Committee held three additional meetings with the Company's financial management and its independent auditors prior to filing the Company's Quarterly Reports on Form 10-Q for the purpose of reviewing such reports.

            The Company has a Compensation Committee of the Board of Directors consisting of Messrs. Hirschfield (Chairman), Barbanell and Cohen. Mr. Cohen was appointed to the Compensation Committee on October 10, 2001. The primary functions of the Compensation Committee are the establishment of compensation policies and to consider and make recommendations to the Board concerning compensation to the Company's senior management. The Compensation Committee held one meeting during fiscal 2001 at which all members of the committee attended.

            The Board of Directors of the Company held seven meetings during the fiscal year ended July 31, 2001. Except for Mr. Offit, who did not attend four of the Board meetings, and Mr. Hirschfield and Dr. Rowe, each of whom did not attend three of the Board meetings, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The Company does not have a nominating committee.

DIRECTOR COMPENSATION

            During fiscal 2001, Directors who were not officers of the Company were paid a $2,500 annual fee and $1,000 per meeting attended, plus expenses. In addition, Directors who served as chairmen of the Audit Committee and Compensation Committee were paid $1,000 per meeting attended, and the other non-employee Directors who served on the committees were paid $750 per meeting attended. The 1998 Directors' Plan provides for the automatic grant to each of the Company's directors of an option to purchase 1,000 shares of Common Stock on the last business day of the Company's fiscal year. In addition, an option to purchase 500 shares of Common Stock is granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker and Reilly and any other director who is a full-time employee of the Company) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter.

            THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                   PROPOSAL 2

                    AMENDMENT OF CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

            The stockholders are asked to consider and approve a proposed amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company from 12,000,000 shares to 20,000,000 shares. A copy of the resolution to be presented for adoption by the stockholders is annexed hereto as Annex B.

            The Company's Certificate of Incorporation, as amended, authorizes the Company to issue up to 12,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of May 2, 2002, [6,097,549] shares of Common Stock were issued and outstanding. Additionally, as of that date an aggregate of [1,458,000] shares of Common Stock were reserved for issuance upon the exercise of options granted or available for grant under the Company's various stock option plans or under stock options individually granted by the Board of Directors.

            If the proposal to increase the authorized number of shares of Common Stock is approved by the stockholders, the additional shares may be issued at such time and on such terms and conditions as the Board of Directors may determine without further approval by the stockholders, subject to applicable provisions of law and the rules of any securities exchange on which shares of the Common Stock are listed for trading.

            To accomplish the proposed increase in the Company's authorized Common Stock, Article FOURTH of the Company's Certificate of Incorporation must be amended as set forth in Annex B to this Proxy Statement.

            The Board of Directors considers it desirable to have available for issuance sufficient authorized shares of Common Stock to enable the Company to act without delay if favorable opportunities arise to raise additional equity capital or to acquire companies or products by the issuance of shares of Common Stock and otherwise to be in a position to take various steps requiring the issuance of additional shares of Common Stock (including stock splits or stock dividends) that in the judgment of the Board of Directors are in the best interests of the Company. The Company has no current plans, arrangements or understandings regarding the issuance of any of the additional shares of Common Stock for which authorization is sought and there are no negotiations pending with respect to the issuance thereof for any purpose.

            THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                             OWNERSHIP OF SECURITIES

            The following table sets forth stock ownership information as of April 19, 2002 concerning (i) each director and persons nominated to become directors of Cantel, (ii) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by Cantel to beneficially own more than five (5%) percent of the outstanding shares of Cantel's Common Stock, (iii) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) Cantel's executive officers and directors as a group:

                                                                                       Amount and
                                                                                       Nature of
Name and Address                                                                       Beneficial                Percentage
Of Beneficial Owners                 Position with the Company                         Ownership (1)               of Class
--------------------                 -------------------------                         -------------             ---------
Charles M. Diker                     Chairman of the Board and                          970,133  (2)                  15.5%
767 Fifth Avenue                     Director
New York, New York

Alan J. Hirschfield                  Vice Chairman of the Board                         189,333  (3)                   3.1%
                                     and Director

Robert L. Barbanell                  Director                                            46,023  (4)                   *

Joseph M. Cohen                      Director                                            10,167  (5)                   *

Darwin C. Dornbush, Esq.             Secretary and Director                              19,280  (6)                   *

Morris W. Offit                      Director                                            30,000  (7)                   *

James P. Reilly                      President and CEO                                  186,614  (8)                   3.0%
                                     and Director

John W. Rowe, M.D.                   Director                                            27,500  (9)                   *

Fred L. Shapiro, M.D.                Director                                            22,385 (10)                   *

Bruce Slovin                         Director                                           159,000 (11)                   2.6%

Joseph L. Harris                     Senior Vice President -                             65,417 (12)                   1.1%
                                     Corporate Development

Roy K. Malkin                        President and CEO of                                38,000 (13)                   *
                                     Minntech Corporation and
                                     MediVators, Inc.

Craig A. Sheldon                     Vice President and CFO                               9,046 (14)                   *

William J. Vella                     President and CEO of Carsen                         22,452                        *
                                     Group Inc.

All officers and directors as                                                         1,795,350 (15)                  27.3%
a group of 14 persons

-----------------------------------------

* Less than 1%

(1) Unless otherwise noted, Cantel believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

      A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 19, 2002 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from April 19, 2002 have been exercised.

(2) Includes 158,500 shares which Mr. Diker may acquire pursuant to stock options. Does not include an aggregate of 596,390 shares owned by (i) Mr. Diker's wife, (ii) certain trusts for the benefit of Mr. Diker's children,
      (iii) certain accounts over which accounts Mr. Diker exercises investment discretion, (iv) the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, and (v) a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors. Mr. Diker disclaims beneficial ownership as to all of the foregoing shares.

(3) Includes 24,000 shares which Mr. Hirschfield may acquire pursuant to stock options.

(4) Includes 14,000 shares which Mr. Barbanell may acquire pursuant to stock options. Does not include 2,500 shares owned by Mr. Barbanell's wife as to which Mr. Barbanell disclaims beneficial ownership.

(5) Includes 9,167 shares which Mr. Cohen may acquire pursuant to stock options.

(6) Includes 16,000 shares which Mr. Dornbush may acquire pursuant to stock options.

(7) Includes 18,500 shares which Mr. Offit may acquire pursuant to stock options.

(8) Includes 75,164 shares which Mr. Reilly may acquire pursuant to stock options. Does not include 87,115 shares owned by Mr. Reilly's wife as to which Mr. Reilly disclaims beneficial ownership.

(9) Includes 27,500 shares which Dr. Rowe may acquire pursuant to stock options.

(10) Includes 4,334 shares which Dr. Shapiro may acquire pursuant to stock options. Does not include 5,000 shares owned by certain trusts for the benefit of Dr. Shapiro's grandchildren.

(11) Includes 25,500 shares which Mr. Slovin may acquire pursuant to stock options.

(12) Includes 61,417 shares which Mr. Harris may acquire pursuant to stock options.

(13) Includes 37,500 shares which Mr. Malkin may acquire pursuant to stock options.

(14) Includes 500 shares which Mr. Sheldon may acquire pursuant to stock options.

(15)  Includes 472,082 shares which may be acquired pursuant to stock options.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE AND THE STOCK OPTION COMMITTEE

            The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for setting and administering the policies which govern annual executive compensation. The Committee is currently comprised of three members, Mr. Hirschfield, Chairman, and Messrs. Barbanell and Cohen, each of whom are non-employee directors.

            Executive compensation for the fiscal year ended July 31, 2001 consisted of base salary plus bonus when earned. The policy of the Committee, in consultation with the Chairman and the Chief Executive Officer, where appropriate, is to provide compensation to the Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the Company's long-term objectives, and the enhancement of shareholder value.

            Each of Messrs. Reilly, Harris, Malkin and Sheldon are employed and compensated pursuant to written employment agreements as described below.

            Long-term incentive compensation consists exclusively of the award of stock options under the Company's 1997 Employee Plan and, in the case of officers who serve as directors of the Company, non- discretionary annual option grants of 1,000 shares under the Company's 1998 Directors' Plan.

            The Stock Option Committee under the 1997 Employee Plan is responsible for the award of stock options. Three non-employee directors, Messrs. Hirschfield, Barbanell and Cohen, currently serve on the Stock Option Committee, which administers the granting of options under the 1997 Employee Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            No officer of the Company served on the Company's Compensation Committee during its last fiscal year. Mr. Reilly, the President and Chief Executive Officer of the Company, however, participated in deliberations concerning executive compensation, except with respect to the compensation of the Chairman of the Board and himself.

                                                COMPENSATION COMMITTEE:

                                                Alan J. Hirschfield (Chairman)
                                                Robert L. Barbanell
                                                Joseph M. Cohen

INDEPENDENT AUDITORS

            The firm of Ernst & Young LLP has audited the financial statements of the Company for more than ten years. In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ended 2001, the Company and its affiliates retained Ernst & Young LLP to provide tax and other advisory services in the fiscal year ended 2001, and expect to continue to do so in the future. The aggregate fees billed for professional services by Ernst & Young LLP in the fiscal year ended 2001 were as follows:

            o Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's consolidated financial statements for the fiscal year ended July 31, 2001 and the reviews of its interim financial statements included in the Company's Form 10-Qs were approximately $108,000.

            o Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young LLP for services rendered in connection with the Company's financial information systems design and implementation during the fiscal year ended July 31, 2001.

            o All Other Fees. The aggregate amount of all fees billed for services rendered to the Company by Ernst & Young LLP for the fiscal year ended July 31, 2001 (other than the audit fees described above) were approximately $250,000. These primarily consist of fees for tax matters and other advisory services principally related to the acquisition of Minntech Corporation. The Audit Committee has determined that the provision of all non-audit services performed for the Company by Ernst & Young LLP is compatible with maintaining that firm's independence.

AUDIT COMMITTEE REPORT

            The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees Cantel's financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate. A copy of the revised Audit Committee Charter has been included as Annex A to this Proxy Statement.

            This report confirms that the Audit Committee has (1) reviewed and discussed the auditors financial statements for the year ended July 31, 2001 with management and Cantel's independent auditors; (2) discussed with Cantel's independent auditors the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees);
(3) reviewed the written disclosures letter from Cantel's independent auditors as required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees); and (4) discussed with Cantel's independent auditors their independence from Cantel.

            The Audit Committee of the Board of Directors has considered whether the provision of non- audit professional services rendered by Ernst & Young LLP, as discussed above and disclosed elsewhere in this proxy statement, is compatible with maintaining their independence. Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended July 31, 2001 be included in Cantel's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                                AUDIT COMMITTEE
                                                Robert L. Barbanell (Chairman)
                                                Morris W. Offit
                                                Bruce Slovin

SUMMARY OF CASH AND CERTAIN
OTHER COMPENSATION

            The following table sets forth, for the fiscal years ended July 31, 2001, 2000, and 1999, compensation, including salary, bonuses, stock options and certain other compensation, paid by the Company to the Chief Executive Officer and to the other executive officers of the Company who received more than $100,000 in salary and bonus during fiscal 2001:

                                            SUMMARY COMPENSATION TABLE

                                                                        Annual                         Long-Term
                                                                        ------                        Compensation
                                                                    Compensation (1)                   Awards (2)
                                                                   -----------------                  -----------
           Name and                                             Salary             Bonus                 Options
     PRINCIPAL POSITION                       YEAR               ($)                ($)                   (#)
     ------------------                       ----               ----               ----                  ---
Charles M. Diker                              2001             160,000                 0                   1,000
   Chairman of the Company                    2000             150,000                 0                   1,000
                                              1999             150,000                 0                  51,000

James P. Reilly (3)                           2001             303,188           171,757                   1,000
   President and Chief Executive              2000             288,750           141,967                   1,000
   Officer of the Company                     1999             275,000            98,494                 101,000

Joseph L. Harris (4)                          2001             195,000            75,000                 150,000
   Senior Vice President -
   Corporate Development

Roy K. Malkin (5)                             2001             192,500            46,000                       0
   President and Chief                        2000             175,000            60,000                   5,000
   Executive Officer of Minntech              1999              20,192                 0                  50,000
   Corporation and MediVators, Inc.

Craig A. Sheldon (6)                          2001             136,250            40,000                       0
   Vice President and Chief                   2000             121,750            30,000                  25,000
   Financial Officer of the                   1999             109,000            18,000                   6,000
   Company

William J. Vella (7)                          2001             179,444           103,548                       0
   President and Chief                        2000             169,950            40,000                  25,000
   Executive  Officer of Carsen               1999             144,997            69,668                  10,000
   Group Inc.

-----------------------------------------

(1) The Company did not pay or provide other forms of annual compensation (such as perquisites and other personal benefits) to the above-named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers with the exception of (i) a one-time relocation allowance provided to Mr. Malkin of $58,877 paid during fiscal 2000 and (ii) reimbursement to a Company affiliated with Mr. Diker of office expenses amounting to $24,000 in fiscal 2001 and $12,000 in fiscal 2000.

(2) The Company has no long-term incentive compensation plan other than its 1997 Employee Stock Option Plan and the 1998 Directors' Stock Option Plan described herein and various individually granted options. The Company does not award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs.

(3) In March 1999, the Company entered into a four-year employment agreement with James P. Reilly which was effective as of August 1, 1998. The employment agreement provides for (i) an annual base salary of $275,000, subject to annual increases equal to the greater of 5% or a cost of living formula, (ii) annual incentive compensation equal to 6% of the increase in the current fiscal year's pre-tax income over the highest pre-tax income of any prior fiscal year commencing July 31, 1998, subject to adjustment for specified events, (iii) bonuses of $65,000 which were paid upon each of the execution of the employment agreement, August 1, 1999 and August 1, 2000, (iv) participation in employee health, insurance and other benefit plans, (v) maintenance by the Company of a life insurance policy on the life of Mr. Reilly in the face amount of $500,000 payable to his designated beneficiary, and (vi) use of a Company owned or leased automobile. In addition, Mr. Reilly was granted a stock option under the Company's 1997 Employee Stock Option Plan to purchase 100,000 shares of Common Stock at an exercise price equal to $6.00 (the fair market value of the shares on the date of grant) and having a ten-year term. If the employment agreement expires and Mr. Reilly's employment is terminated thereafter for any reason, Mr. Reilly will be entitled to a severance payment equal to one year's base salary plus the amount of his bonus for the most recently completed fiscal year (the "Severance Amount"). In the event of a "Change In Control" (as defined in the employment agreement), Mr. Reilly has a nine-month option to terminate his employment and receive a severance payment on a formula based on his average compensation over the previous three years. If such termination was prior to August 1, 1999, severance would have been 2.5 times such average compensation. After August 1, 1999 such amount is reduced by 2.5% per month, but not below the Severance Amount described above. The employment agreement contains a non-competition provision applicable for two years following termination of Mr. Reilly's employment. The Company has the right to terminate the agreement for death, disability and "cause" (as defined in the employment agreement) and Mr. Reilly has the right to terminate the employment agreement upon three month's notice.

(4) On November 1, 2000, the Company entered into a three-year employment agreement with Mr. Joseph L. Harris. The term of the agreement will be extended by 18 months if certain relocation conditions are satisfied by Mr. Harris. Mr. Harris' employment agreement provides for (i) an annual base salary of $260,000, subject to annual increases based on a cost of living formula, (ii) minimum guaranteed bonuses equal to $100,000, $75,000 and $50,000 on each of the first three anniversaries of his employment agreement, respectively, (iii) incentive compensation equal to .75% of the total consideration paid or received by the Company with respect to an acquisition or divestiture transaction during the employment period, such incentive bonus to be reduced by the minimum guaranteed bonuses specified above, (iv) a relocation bonus of $150,000 (subject to satisfaction of certain relocation provisions), payable over three years, (v) participation in employee health, insurance and other benefit plans, (vi) maintenance by the Company of a life insurance policy on the life of Mr. Harris in a face amount equal to Mr. Harris' base salary payable to his designated beneficiary, and (vii) an automobile allowance. In addition, Mr. Harris was granted a non-plan option to purchase 26,250 shares of Common Stock and an option to purchase 123,750 shares of Common Stock under the 1997 Employee Stock Option Plan. Both options have ten-year terms and have exercise prices of $8.88 (the fair value of the shares on the date of grant). Pursuant to the terms of his employment agreement, on the first year anniversary of Mr. Harris' employment, the Company granted Mr. Harris a non-plan option to purchase 50,000 shares of Common Stock at an exercise price equal to the fair value of the shares on the date of grant. Mr. Harris' employment agreement also provides for the grant of a non-plan option covering 50,000 shares of Common Stock in accordance with the same terms on the second annual anniversary of Mr. Harris' employment. In the event of a "Change in Control" (as defined in the employment agreement), Mr. Harris may terminate his employment and continue to receive his base salary and bonus following such termination through the end of the term of the employment agreement. Mr. Harris was not employed by the Company prior to November 2000.

(5) In November 2001, Minntech Corporation entered into an employment agreement with Roy K. Malkin that expires on October 31, 2004. Mr. Malkin's employment agreement provides for (i) an annual base salary of $250,000, subject to annual increases equal to no less than 5% or a cost of living formula, (ii) annual incentive compensation for fiscal 2002, equal to 5% of the excess of the combined earnings of Minntech and MediVators, Inc. before interest and taxes for such Fiscal Year over certain amounts which are set forth in the agreement, (iii) participation in employee health, insurance and other benefit plans,
      (iv) maintenance by Minntech of a life insurance policy on the life of Mr. Malkin in the face amount of $250,000 payable to his designated beneficiary, and (v) an automobile allowance. From May 1999 through the effective date of the employment agreement, Mr. Malkin served the Company pursuant to an employment agreement with MediVators.

(6) In November 2001, the Company entered into an employment agreement with Craig A. Sheldon that expires on October 31, 2004. Mr. Sheldon's employment agreement provides for (i) an annual base salary of $175,000, subject to annual increases equal to no less than 5% or a cost of living formula, (ii) an annual discretionary bonus, (iii) participation in employee health, insurance and other benefit plans, (iv) maintenance by the Company of a life insurance policy on the life of Mr. Sheldon in the face amount of $175,000 payable to his designated beneficiary, and (v) an automobile allowance.

(7) Mr. Vella was paid his salary and bonus in Canadian dollars. The dollar amounts above have been translated from Canadian dollars to U.S. dollars based upon an average exchange rate during the respective fiscal year.

STOCK OPTIONS

      The following stock option information is furnished for the fiscal year ended July 31, 2001 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

                                         OPTION GRANTS IN LAST FISCAL YEAR

                                             % of Total
                             Number of          Options                                             Potential Realizable
                               Shares         Granted to                                             Value at Assumed
                            Underlying        Employees         Exercise                           Annual Rates of Stock
                              Options         During the        Price Per       Expiration          Price Appreciation
                              Granted        Fiscal Year        Share($)           Date            for Option Term($)(1)
                             ---------       -----------        --------          ------           ---------------------
          Name
          ----
                                                                                                     5%              10%
                                                                                                   -------          -----
Charles M. Diker            1,000 (2)                0.6         25.24           7/30/06             6,973          15,409
James P. Reilly             1,000 (2)                0.6         25.24           7/30/06             6,973          15,409
Joseph L. Harris          150,000 (3)               98.7          8.88          10/31/10           837,688       2,122,865

-----------------------------------------

(1) Represents the potential realizable value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options to the date of the option expiry.

(2) These options were granted under the Company's 1998 Directors' Stock Option Plan. The exercise price per share of the options is the market value per share on the date of grant. The options are subject to vesting as follows: 50% of the total shares covered by the options vest on the first anniversary of the date of grant and the remaining 50% vest on the second anniversary of such date of grant.

(3) These options were granted pursuant to Mr. Harris' employment agreement and include 26,250 non-plan options and 123,750 options granted under the Company's 1997 Employee Stock Option Plan.

OPTION EXERCISE AND HOLDINGS

            The following information is furnished for fiscal 2001 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock option exercises during such fiscal year and unexercised stock option values at July 31, 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                       Number of Shares                         Value of
                                                                   Underlying Unexercised               Unexercised in-the-Money
                           Shares                                    Options at 7/31/01                  Options at 7/31/01 ($)
                         Acquired On         Value              -------------------------------      ------------------------------
        Name             Exercise(#)      Realized($)(1)        Exercisable     Non-Exercisable      Exercisable    Non-Exercisable
        ----             -----------      --------------        -----------     ---------------      -----------    ---------------
Charles M. Diker             3,000            25,140                158,500               1,500        2,848,025           8,730
James P. Reilly                  0                 0                 58,498              51,502        1,130,237         970,768
Joseph L. Harris                 0                 0                 37,500             112,500          613,500       1,840,500
Roy K. Malkin                    0                 0                 34,584              20,416          691,334         408,116
Craig A. Sheldon            18,000           309,438                      0              23,000                0         454,458
William J. Vella            24,750           275,750                      0              26,250                0         516,863

-----------------------

(1) Value realized is calculated as the market value of the shares exercised using the closing price of the Company's common stock on such exercise date. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

STOCK OPTION PLANS

            An aggregate of 250,000 shares of Common Stock was reserved for issuance or available for grant under the Company's 1991 Employee Stock Option Plan (the "1991 Employee Plan"), which expired in fiscal 2001. Options granted under the 1991 Employee Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All options outstanding at July 31, 2001 under the 1991 Employee Plan have a term of five years and are currently exercisable in full. At July 31, 2001, options to purchase 12,500 shares of Common Stock at prices between $5.50 and $7.375 per share (the fair market value of the shares at the time of grant) were outstanding under the 1991 Employee Plan. No additional options will be granted under the 1991 Employee Plan.

            An aggregate of 1,000,000 shares of Common Stock is reserved for issuance or available for grant under the Company's 1997 Employee Stock Option Plan, as amended (the "1997 Employee Plan"). Options granted under the 1997 Employee Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code. The 1997 Employee Plan is administered in all respects by the Stock Option Committee. The Stock Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the 1997 Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. The option exercise price of options granted under the 1997 Employee Plan is fixed by the Stock Option Committee but must be no less than 100% of the fair market value of the shares of Common Stock subject to the option at the time of grant, except that in the case of an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company ("a 10% Holder") , the exercise price must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of Common Stock having a fair market value, as determined by the Stock Option Committee, equal to the option exercise price. Options granted under the 1997 Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an incentive stock option granted to a 10% Holder. All options outstanding at July 31, 2001 under the 1997 Employee Plan have a term of five years, except for 100,000 options granted to Mr. Reilly and 123,750 options granted to Mr. Harris under the terms of their respective employment agreements, each of which have a term of ten years. At July 31, 2001, options to purchase 393,000 shares of Common Stock at prices between $4.875 and $9.63 per share were outstanding under the 1997 Employee Plan, and 545,875 shares were available for grant under the 1997 Employee Plan.

            An aggregate of 200,000 shares of Common Stock was reserved for issuance or available for grant under the Company's 1991 Directors' Stock Option Plan (the "1991 Directors' Plan"), which expired in fiscal 2001. Options granted under the 1991 Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. At July 31, 2001, options to purchase 101,000 shares of Common Stock at prices between $2.00 and $10.25 per share (the fair market value of the shares at the time of grant) were outstanding under the 1991 Directors' Plan. All of the options have a ten-year term and are exercisable in full. No additional options will be granted under the 1991 Directors' Plan.

            An aggregate of 200,000 shares of Common Stock is reserved for issuance or available for grant under the Company's 1998 Directors' Stock Option Plan (the "1998 Directors' Plan"). Options granted under the 1998 Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. The 1998 Directors' Plan provides for the automatic grant to each of the Company's directors of options to purchase 1,000 shares of Common Stock on the last business day of the Company's fiscal year. In addition, an option to purchase 500 shares of Common Stock is granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker and Reilly and any other director who is a full-time employee of the Company) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. Each such option grant is at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted prior to July 31, 2000 have a term of ten years and options granted on and after July 31, 2000 have a term of five years. The fiscal year options are exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options are exercisable in full immediately. At July 31, 2001 options to purchase 37,500 shares of Common Stock at prices between $5.125 and $25.24 per share were outstanding under the 1998 Directors' Plan, and 162,500 shares were available for grant under the 1998 Directors' Plan.

            The Company also has outstanding options granted by MediVators prior to the MediVators merger under the MediVators 1991 Stock Option Plan (the "MediVators Plan") which became fully exercisable as a result of the MediVators merger. At July 31, 2001, one option to purchase 1,607 shares of Common Stock at a price of $6.08 per share was outstanding under the MediVators Plan. No additional options will be granted under the MediVators Plan.

            In October 1996, Mr. Diker was granted a ten-year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $7.375 per share. In October 1997, Mr. Diker was granted a ten- year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $7.00 per share. In October 1998, Mr. Diker was granted a ten-year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $7.75 per share. All of said options are exercisable in full.

            In October 1998, Dr. Rowe was granted a ten-year non-plan option to purchase 10,000 shares of Common Stock at an exercise price of $8.00 per share. In March 1999, Dr. Rowe was granted a ten-year non-plan option to purchase 10,000 shares of Common Stock at an exercise price of $6.375 per share. All of said options are exercisable in full.

            In October 2000, Mr. Cohen was granted a five-year non-plan option to purchase 10,000 shares of Common Stock at an exercise price of $8.38 per share. This option is exercisable in three equal annual installments beginning October 2000.

            In November 2000, Mr. Harris was granted a ten-year, non-plan option to purchase 26,250 shares of Common Stock at an exercise price of $8.88 per share. This option is exercisable immediately. In October 2001, Mr. Harris was granted a ten-year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $22.45. This option is exercisable in three equal annual installments beginning October 2001.

            In September 2001, Dr. Shapiro was granted a five-year non-plan option to purchase 10,000 shares of Common Stock at an exercise price of $18.49 per share. This option is exercisable in three equal annual installments beginning September 2001.

STOCK PERFORMANCE GRAPH

            The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Nasdaq Stock Market/U.S. Index and the Nasdaq Non-Financial Index over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market/U.S. and the Nasdaq Non-Financial Index on July 31, 1996, and, where applicable, the reinvestment of all dividends).

Research Data Group                           Peer Group Total Return Worksheet

CANTEL MEDICAL CORP.

                                                  Cumulative Total Return
                               --------------------------------------------------------------
                                 7/96      7/97       7/98       7/99        7/00       7/01
CANTEL MEDICAL CORP.            100.00     80.73     128.44      77.98      114.22     370.50
NASDAQ STOCK MARKET (U.S.)      100.00    147.55     173.64     248.14      353.41     189.68
NASDAQ NON-FINANCIAL            100.00    145.15     168.98     249.19      368.46     185.06

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Report any failure to file by those dates. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2001 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2001 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors, and ten- percent beneficial owners for such fiscal year, except for annual Form 5 reports for all directors of the Company as of the fiscal year ended 2000, which reports were due by September 14, 2001 but were not filed until October 15, 2001.

                 STOCKHOLDER PROPOSALS FOR 2002 PROXY STATEMENT

            Stockholder proposals that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than October 1, 2002 (based on Company's intention to hold its next annual meeting in December 2002) in order to be included in the proxy statement and related materials.

                                    FORM 10-K

            UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR

ENDED JULY 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO MS. JOANNA Z. ALBRECHT, CANTEL MEDICAL CORP., 150 CLOVE ROAD, LITTLE FALLS, NJ 07424.

                             SOLICITATION OF PROXIES

            The cost of solicitation of proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for any attendant expenses.

            In order to ensure the presence of a quorum at the Meeting, all stockholders are requested to sign and return promptly the enclosed proxy in the postage paid envelope provided for that purpose. The signing of the proxy will not prevent your attending the meeting and voting in person if you wish to do so.

                                  OTHER MATTERS

            The Board knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Darwin C. Dornbush
                                             Secretary

May 3, 2002

                                     ANNEX A

                              CANTEL MEDICAL CORP.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            (REVISED APRIL 15, 2002)

               ---------------------------------------------------


I.    PURPOSE

The primary function of the Audit Committee is to represent the Board of Directors in fulfilling its oversight responsibilities by:

      1. Reviewing the integrity of financial reports an other financial and related information released by the Company to the public, or in certain circumstances governmental bodies

      2. Reviewing the Company's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established;

      3. Reviewing the Company's accounting and financial reporting processes;

      4. Reviewing and appraising with management the performance of the Company's independent auditors;

      5. Providing an open avenue of communication between the independent auditors and the Board of Directors.

II.   COMPOSITION

The Audit Committee shall be comprised of three directors, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have financial management expertise.

The members of the Committee shall be elected or reappointed by the Board annually for a one year term. A Chairperson shall be appointed by the Board.

III.  MEETINGS

The Committee will meet at least two times annually and be available to meet more frequently as circumstances dictate. Scheduled meetings of the Audit Committee are (a) to review and approve the scope of the annual audit to be performed by the Company's independent auditors and (b) to review and discuss the results of the audit and the Company's 10-K report, prior to its filing. In addition, the Committee Chairperson should meet with the independent auditors and senior management periodically to review the Company's financial statements, 10-Q report and other relevant interim reports before release and/or filing. Incidental to any of these regularly scheduled meetings, the Committee should meet, if necessary, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

IV.   RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

      1.    Review and update this Charter periodically, as conditions dictate.

      2. Review the Company's annual financial statement and other reports and financial and related information released to the public, or in certain circumstances governmental bodies, including any certification, report, opinion or review rendered by the independent auditors.

      3. Review with financial management and the independent auditors each quarterly earnings release and 10-Q prior to it filing. The Chairperson of the Committee may represent the entire Committe for purposes of this review.

      4. Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accountin procedures of the Company. On the basis of this review, make recommendations to senior management for any changes that seem appropriate.

      5. Prepare the minutes of each meeting, distribute to all members of the Board of Directors and provide periodic summary reports to the Board of Directors. The permanent file of the minute will be maintained by the Secretary of the Company.

INDEPENDENT AUDITORS

      6. Review with management and recommend to the Board of Directors the selection of the independent auditors. On an annual basis, the Committee will review and discuss with the auditors all significant relationships, including non-audit services proposed or performed, the auditors have with the Company to determine the auditors' independence.

      7. Review the fees, expenses and performance of th independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

      8. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

      9. Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESS

      10. In consultation with the independent auditors, review the integrity of the Company's financial reporting process, both internal and external.

      11. Review and consider the independent auditors' judgments about the appropriateness of the Company's accounting principles as applied in its financial reporting.

      12. Review and consider major changes to the Company's accounting principles and practices as proposed by management or the independent auditors.

PROCESS IMPROVEMENT

      13. Establish regular reporting to the Audit Committee by management and the independent auditors regarding any principal/critical risks, emerging or developing issues and significant judgments made or to be made in management's preparation of the financial statements.

      14. Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, or any significant changes to the planned scope of the audit.

      15. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

      16. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

ETHICAL AND LEGAL COMPLIANCE

      17. Review the Company's programs and processes for risk management and protection of the Company's assets and business, including management's monitoring of compliance with such programs.

      18. Review that management has sufficient policies and procedures in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

      19. Review, with the Company's counsel, legal compliance matters, including corporate securities trading policies.

      20. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

      21. Perform any other activities consistent with this Charter, the Company's By- laws and government law, as the Committee or the Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                     ANNEX B

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                             OF CANTEL MEDICAL CORP.

                    -----------------------------------------
                    ADOPTED IN ACCORDANCE WITH THE PROVISIONS
                          OF SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
                    -----------------------------------------



            We, James P. Reilly, President, and Darwin C. Dornbush, Secretary of Cantel Medical Corp., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

            FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

                  By striking out the first sentence of Article FOURTH, up to the colon, as it now exists and inserting in lieu and instead thereof the following:

                  "FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is Twenty-One Million (21,000,000), of which Twenty Million (20,000,000) shall be shares of Common Stock, par value $0.10 per share, and One Million (1,000,000) shall be shares of Preferred Stock, par value $1.00 per share, and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are as follows:"

            SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon at a meeting of holders of common stock.

            IN WITNESS WHEREOF, we have signed this Certificate this __ day of May, 2002.

                                             CANTEL MEDICAL CORP.


                                             -----------------------------------
                                             James P. Reilly, President


                           ATTEST:
                                             -----------------------------------
                                             Darwin C. Dornbush, Secretary

                               CANTEL MEDICAL CORP.

                                      PROXY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of CANTEL MEDICAL CORP. (the "Company") hereby appoints Charles M. Diker and James P. Reilly, and each them, as proxies, with full power of substitution, to vote, as designated below, on behalf of the undersigned the number of votes to which the undersigned is entitled, at the Annual Meeting of Stockholders of CANTEL MEDICAL CORP., to be held on Wednesday, May 29, 2002 at 2:00 p.m. at The Harmonie Club, 4 East 60th Street, New York, New York, or at any adjournments thereof:

(1)      ELECTION OF DIRECTORS

         NOMINEES FOR TERMS EXPIRING AT 2002 ANNUAL MEETING OF STOCKHOLDERS:

         CHARLES M. DIKER, ALAN J. HIRSCHFIELD and BRUCE SLOVIN


                  FOR ALL NOMINEES                   WITHHOLD AUTHORITY

                   -------------                        -------------


To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

------------------------------


(2) TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 12,000,000 to 20,000,000 SHARES.

     FOR _____                 AGAINST _____                       ABSTAIN _____


(3) IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         Unless a contrary direction is indicated, the shares represented by this proxy will be voted for all nominees for directors named in the proxy statement enclosed herewith and for Proposal 2; if specific instructions are indicated, this proxy will be voted in accordance with such instructions.

         PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT AT ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU DO

ATTEND.


                                    Dated:
                                          --------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                                     Signature(s)


                          NOTE: If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS